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EXHIBIT 5

    October 12, 2001

Liberate Technologies
2 Circle Star Way
San Carlos, CA 94070

  Re:
  Liberate Technologies
  Registration Statement for
  an aggregate of 6,901,770 Shares of Common Stock

Ladies and Gentlemen:

    I refer to the registration today by Liberate Technologies on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 6,901,770 shares of Common Stock available for issuance under Liberate's 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). I advise you that, in my opinion, when those shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, they will be validly issued, fully paid, and nonassessable shares of Liberate's Common Stock.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                      Sincerely,

                      /s/ Kent Walker

                      Senior Vice President, General Counsel, and Secretary of Liberate Technologies

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  EXHIBIT 5